FOR RELEASE ON AUG 24, 2010

MEDIA CONTACT:
Susan Donahue
Skyya Communications
Ph: 646-454-9378
susan.donahue@skyya.com

WorldGate Receives Formal Acceptance of Certification Testing from ACN for Ojo Vision Digital Video Phone Clearing the Way for Purchase of 300,000 Units

More Than $7.8 Million of Ojo Vision Units Shipped Second Quarter to ACN and its Global Network of Independent Sales Agents under the Agreement

TREVOSE, Pa. (August 24, 2010) WorldGate (OTCBB: WGAT.OB); a leading provider of digital voice and video phone services and next generation video phones; today announced it has received official notice of certification and technical acceptance of the Ojo Vision digital video phone (sold as the IRIS V by ACN), from ACN; the world's largest direct seller of telecommunication services with operations in 20 countries spanning North America, Europe, Australia and New Zealand.  The notice of acceptance clears the last remaining condition for ACN’s commitment to purchase 300,000 Ojo Vision video phones from WorldGate on an OEM basis.

“Overcoming all the technical obstacles to delivering reliable, high quality, real-time video communications for the consumer market has been difficult for many vendors over the last decade, but I believe WorldGate’s new Ojo Vision video phone with Ojo Quality has achieved this goal and is undeniably the best video phone on the market today,” said Greg Provenzano, ACN president & co-founder.  “We are pleased to provide formal notice of acceptance following our certification testing of the exceptional Ojo Vision video phone.”

In April, 2009, ACN signed an agreement to purchase a minimum of 300,000 Ojo Vision video phones to be marketed and sold by ACN’s global network of independent sales agents.  The agreement was contingent upon WorldGate achieving several critical milestones, including passing formal technical acceptance by ACN.  Today’s announcement removes the last remaining condition to full execution of this OEM purchasing commitment.  Last quarter WorldGate shipped over $7.8 million of Ojo Vision phones to ACN under this contract with thousands more units being ordered and shipped to ACN each month.

“Our vision is, and will continue to be, to enrich the lives of people around the world through our commitment to delivering state-of-the-art video phone communications services,” said Allan Van Buhler, senior vice president of sales and marketing for WorldGate.  “ACN has been a true partner and collaborator in the development and testing of our new Ojo Vision video phone, and today’s announcement brings WorldGate one step closer to the realization of our vision.”

For more information or to order the Ojo Vision digital video phone and service, please visit www.ojophone.com.

About WorldGate
Founded in 1996, WorldGate is a leading provider of digital voice and video phone services and next generation video phones.  In today’s increasingly busy world where family and friends are spread throughout the globe, WorldGate unites the lives of people in an effortless and affordable way using next generation video communications technologies.  Ojo Labs designs and develops innovative digital video phones featuring high quality, real-time, two-way video.  In addition to offering the latest in video technology, Ojo Services also provides a turn-key communication services platform supplying complete back-end support services with best-in-class customer service.  This unique combination of functional design, advanced technology and use of IP broadband networks provides true-to-life video communication.  As a result, Ojo Quality video brings family and friends closer together by offering a new way to experience communication—through an immediate video connection allowing them to instantly hear and see each other for a face-to-face conversation.  For more information, please visit www.ojoservices.com or www.ojophone.com.

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This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, expressions using the terminology "may," "plans," "expects," "anticipates," "forecasts," and expressions which otherwise reflect something other than historical fact, including the purchase of 300,000 Ojo Vision Video Phones by ACN are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the factors described in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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